Salomon Brothers Global Partners Income Fund Inc.


Sub-Item 77E (Legal Matters - Investment Company Act Section 19(a) and 34(b))

Registrant incorporates by reference Registrant's Supplement
Dated SEPTEMBER 21, 2005 filed on SEPTEMBER 21, 2005.
(Accession No. 0001193125-05-189287)